Service Properties Trust Third Quarter 2024 Financial Results and Supplemental Information November 6, 2024 Exhibit 99.224225 W. Lorenzo Road Wilmington, IL

2 Table of Contents QUARTERLY RESULTS Service Properties Trust Announces Third Quarter 2024 Financial Results ................................................................................................................................................ 4 Third Quarter 2024 Highlights ... 5 FINANCIALS Key Financial Data ... 7 Condensed Consolidated Statements of Income (Loss) ................................................................................................................................................................................. 8 Condensed Consolidated Balance Sheets ... 9 Debt Summary ... 10 Debt Maturity Schedule ... 11 Leverage Ratios, Coverage Ratios and Debt Covenants ................................................................................................................................................................................ 12 Capital Expenditures Summary ... 13 Property Acquisitions and Dispositions ... 14 PORTFOLIO INFORMATION Portfolio Summary ... 16 Consolidated Portfolio Diversification by Industry ........................................................................................................................................................................................... 17 Consolidated Portfolio by Geographical Diversification ................................................................................................................................................................................ 18 Hotel Portfolio by Brand ... 19 Hotel Operating Statistics by Service Level - Comparable Hotels - Three Months Ended September 30, 2024 ................................................................................ 20 Hotel Operating Statistics by Service Level - Comparable Hotels - Nine Months Ended September 30, 2024 .................................................................................. 21 Hotel Operating Statistics by Service Level - All Hotels - Three Months Ended September 30, 2024 .................................................................................................. 22 Hotel Operating Statistics by Service Level - All Hotels - Nine Months Ended September 30, 2024 .................................................................................................... 23 Sonesta Hotel Operating Statistics by Retained and Exit Hotels - Three Months Ended September 30, 2024 ................................................................................... 24 Sonesta Hotel Operating Statistics by Retained and Exit Hotels - Nine Months Ended September 30, 2024 ..................................................................................... 25 Net Lease Portfolio by Brand ... 26 Net Lease Portfolio by Industry ... 27 Net Lease Portfolio by Tenant (Top 10) ... 28 Net Lease Portfolio - Expiration Schedule ... 29 Net Lease Portfolio - Occupancy Summary ....................................................................................................................................................................................................... 30 APPENDIX Company Profile and Research Coverage ... 32 Governance Information ... 33 Calculation of FFO, Normalized FFO and CAD ................................................................................................................................................................................................ 34 Calculation of EBITDA, EBITDAre and Adjusted EBITDAre ............................................................................................................................................................................ 35 Calculation and Reconciliation of Hotel EBITDA - Comparable Hotels ....................................................................................................................................................... 36 Calculation and Reconciliation of Hotel EBITDA - All Hotels.......................................................................................................................................................................... 37 Notes to Condensed Consolidated Statements of Income (Loss) and Calculations of FFO, Normalized FFO, CAD, EBITDA, EBITDAre, Adjusted EBITDAre and Hotel EBITDA ... 38 Non-GAAP Financial Measures and Certain Definitions ................................................................................................................................................................................. 39 WARNING CONCERNING FORWARD-LOOKING STATEMENTS .............................................................................................................................................................................................. 42 SVC Nasdaq Listed Trading Symbols: Common Shares: SVC Investor Relations Contact: Kevin Barry, Senior Director (617) 796-8232 kbarry@svcreit.com ir@svcreit.com Corporate Headquarters: Two Newton Place 255 Washington Street, Suite 300 Newton, Massachusetts 02458-1634 www.svcreit.com All amounts in this presentation are unaudited. Additional information and reconciliations of Non-GAAP Financial Measures to amounts determined in accordance with U.S. GAAP appear in the Appendix to this presentation. Please refer to Non-GAAP Financial Measures and Certain Definitions for terms used throughout this presentation.

3RETURN TO TABLE OF CONTENTS Quarterly Results

4RETURN TO TABLE OF CONTENTS Newton, MA (November 6, 2024): Service Properties Trust (Nasdaq: SVC) today announced its financial results for the quarter ended September 30, 2024. Distribution: SVC declared a quarterly distribution on its common shares of $0.01 per share to shareholders of record as of the close of business on October 28, 2024. This distribution will be paid on or about November 14, 2024. Conference Call: A conference call to discuss SVC’s third quarter results will be held on Thursday, November 7, 2024 at 10:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 329-3720 or (412) 317-5434 (if calling from outside the United States and Canada); a pass code is not required. A replay will be available for one week by dialing (877) 344-7529; the replay pass code is 5076927. A live audio webcast of the conference call will also be available in a listen only mode on SVC’s website, at www.svcreit.com. The archived webcast will be available for replay on SVC’s website after the call. The transcription, recording and retransmission in any way of SVC’s third quarter conference call are strictly prohibited without the prior written consent of SVC. About Service Properties Trust: SVC is a real estate investment trust, or REIT, with over $11 billion invested in two asset categories: hotels and service-focused retail net lease properties. As of September 30, 2024, SVC owned 214 hotels with over 36,000 guest rooms throughout the United States and in Puerto Rico and Canada. As of September 30, 2024, SVC also owned 745 service-focused retail net lease properties with over 13.3 million square feet throughout the United States. SVC is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with nearly $41 billion in assets under management as of September 30, 2024, and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. SVC is headquartered in Newton, MA. For more information, visit www.svcreit.com. Service Properties Trust Announces Third Quarter 2024 Financial Results “SVC’s third quarter results reflect the relative strength of our full-service portfolio, which experienced RevPAR growth of 2.7% when excluding renovation disruption. Our dividend reduction and the planned sale of 114 hotels in the Sonesta portfolio will unlock considerable liquidity and enhance our flexibility to reduce leverage and invest in our full-service hotels that present the greatest upside. We are confident that the optimization of our portfolio, stable cash flows from our net lease portfolio and continued prudent capital management will enable us to improve performance and drive long term value for SVC shareholders.” Todd Hargreaves, President and Chief Investment Officer

5RETURN TO TABLE OF CONTENTS Third Quarter 2024 Highlights Financial Results • Net loss of $46.9 million, or $0.28 per common share. • Normalized FFO of $52.9 million, or $0.32 per common share. • Adjusted EBITDAre of $155.0 million. Portfolio Update • Hotel RevPAR of $94.58. • Hotel EBITDA of $60.1 million. • Net Lease occupancy of 97.6% as of September 30, 2024. • Net Lease rent coverage of 2.16x. Investment Activity • Invested $82.1 million in capex during the quarter. • Sold six hotels with an aggregate of 822 keys for an aggregate sales price of $44.9 million, excluding closing costs, and four vacant net lease properties with an aggregate of 52,088 square feet for an aggregate sales price of $3.6 million, excluding closing costs. • Since October 1, 2024, sold five hotels with an aggregate of 642 keys for an aggregate sales price of $32.2 million, excluding closing costs. • Entered into agreements to sell eight hotels with an aggregate of 985 keys for an aggregate sales price of $44.2 million, excluding closing costs, and one net lease property with 3,381 square feet for a sales price of $1.0 million, excluding closing costs. • Announced plans to sell 114 focused service hotels managed by Sonesta with an aggregate of 14,925 keys and an aggregate net carrying value of $850.0 million. SVC expects to sell these hotels in 2025 and use the net sales proceeds to repay debt.

6RETURN TO TABLE OF CONTENTS Financials

7RETURN TO TABLE OF CONTENTS As of and For the Three Months Ended 9/30/2024 6/30/2024 3/31/2024 12/31/2023 9/30/2023 Selected Income Statement Data: Total revenues $ 491,171 $ 512,948 $ 436,250 $ 444,050 $ 496,825 Net loss $ (46,901) $ (73,850) $ (78,383) $ (43,323) $ (4,128) FFO $ 52,736 $ 57,764 $ 21,204 $ 51,316 $ 91,731 Normalized FFO $ 52,869 $ 73,810 $ 21,206 $ 50,036 $ 92,109 CAD $ 13,742 $ 47,650 $ 7,532 $ 13,914 $ 51,477 Rolling four quarter CAD $ 82,838 $ 120,573 $ 151,043 $ 179,665 $ 224,261 Adjusted EBITDAre $ 154,992 $ 171,524 $ 115,548 $ 141,154 $ 175,328 Per Common Share Data (basic and diluted): Net loss $ (0.28) $ (0.45) $ (0.48) $ (0.26) $ (0.03) FFO $ 0.32 $ 0.35 $ 0.13 $ 0.31 $ 0.56 Normalized FFO $ 0.32 $ 0.45 $ 0.13 $ 0.30 $ 0.56 CAD $ 0.08 $ 0.29 $ 0.05 $ 0.08 $ 0.31 Rolling four quarter CAD $ 0.50 $ 0.73 $ 0.91 $ 1.09 $ 1.36 Dividend Data: Annualized dividends paid per share during the period (1) $ 0.80 $ 0.80 $ 0.80 $ 0.80 $ 0.80 Annualized dividend yield (at end of period) 17.5% 15.6% 11.8% 9.4% 10.4 % Annualized Normalized FFO payout ratio 62.5% 44.4% 153.8% 66.7% 35.7 % Rolling four quarter CAD payout ratio (2) 160.0% 109.6% 87.9% 73.4% 58.8 % Selected Balance Sheet Data: Total gross assets $ 10,278,496 $ 10,286,546 $ 10,469,518 $ 10,537,913 $ 10,733,398 Total assets $ 7,086,792 $ 7,121,661 $ 7,231,519 $ 7,356,116 $ 7,604,311 Total liabilities $ 6,157,773 $ 6,112,855 $ 6,116,850 $ 6,129,983 $ 6,302,361 Total shareholders’ equity $ 929,019 $ 1,008,806 $ 1,114,669 $ 1,226,133 $ 1,301,950 (dollars in thousands, except per share data) Key Financial Data Sonesta ES Suites Fort Lauderdale, FL As of 9/30/2024 Capitalization: Total common shares (at end of period) 166,648,452 Closing price (at end of period) $ 4.56 Equity market capitalization (at end of period) $ 759,917 Debt (principal balance) 5,682,101 Total market capitalization $ 6,442,018 Liquidity: Cash and cash equivalents $ 48,588 Available borrowings under secured revolving credit facility (3) 650,000 Total liquidity $ 698,588 (1) On October 16, 2024, SVC declared a quarterly dividend of $0.01 per share ($0.04 per year) which it expects to pay on or about November 14, 2024 to shareholders of record on October 28, 2024. (2) Reflects the annualized dividends paid per common share during the period as a percentage of rolling four quarter CAD per common share. (3) Availability under SVC's revolving credit facility is subject to meeting ongoing minimum performance and market values of the collateral properties, satisfying certain financial covenants and other credit facility conditions.

8RETURN TO TABLE OF CONTENTS Three Months Ended September 30, Nine Months Ended September 30, 2024 2023 2024 2023 Revenues: Hotel operating revenues (1) $ 390,935 $ 395,526 $ 1,139,657 $ 1,134,649 Rental income (2) 100,236 101,299 300,712 295,164 Total revenues 491,171 496,825 1,440,369 1,429,813 Expenses: Hotel operating expenses (1)(3) 328,535 317,752 961,868 926,418 Net lease operating expenses 4,791 4,802 14,472 13,079 Depreciation and amortization 89,005 94,498 277,786 289,108 General and administrative 10,472 10,849 31,659 34,180 Transaction related costs (4) — 115 — 1,933 Loss on asset impairment, net (5) 13,692 512 51,030 9,517 Total expenses 446,495 428,528 1,336,815 1,274,235 Gain on sale of real estate, net (6) 4,105 123 1,110 41,959 Gain on equity securities, net — — — 48,837 Interest income 537 5,626 3,318 11,880 Interest expense (including amortization of debt issuance costs, discounts and premiums of $8,076, $6,608, $22,768 and $18,644, respectively) (99,126) (82,280) (284,390) (246,363) Loss on early extinguishment of debt, net (7) (133) — (16,181) (282) (Loss) income before income tax benefit (expense) and equity in earnings (losses) of an investee (49,941) (8,234) (192,589) 11,609 Income tax benefit (expense) 77 2,242 (1,454) 775 Equity in earnings (losses) of an investee 2,963 1,864 (5,091) (1,840) Net (loss) income $ (46,901) $ (4,128) $ (199,134) $ 10,544 Weighted average common shares outstanding (basic and diluted) 165,398 165,027 165,252 164,933 Net (loss) income per common share (basic and diluted) $ (0.28) $ (0.03) $ (1.21) $ 0.06 (amounts in thousands, except per share data) Condensed Consolidated Statements of Income (Loss) See accompanying notes on page 38.

9RETURN TO TABLE OF CONTENTS Condensed Consolidated Balance Sheets September 30, December 31, 2024 2023 ASSETS Real estate properties: Land $ 1,931,353 $ 1,972,145 Buildings, improvements and equipment 7,644,949 7,814,192 Total real estate properties, gross 9,576,302 9,786,337 Accumulated depreciation (3,191,704) (3,181,797) Total real estate properties, net 6,384,598 6,604,540 Acquired real estate leases and other intangibles, net 113,292 130,622 Assets held for sale 87,111 10,500 Cash and cash equivalents 48,588 180,119 Restricted cash 14,258 17,711 Equity method investment 110,783 113,304 Due from related persons 20,139 6,376 Other assets, net 308,023 292,944 Total assets $ 7,086,792 $ 7,356,116 LIABILITIES AND SHAREHOLDERS' EQUITY Revolving credit facility $ — $ — Senior secured notes, net 971,066 968,017 Senior unsecured notes, net 4,017,135 3,993,327 Mortgage notes payable, net 566,046 558,876 Accounts payable and other liabilities 585,143 587,005 Due to related persons 18,383 22,758 Total liabilities 6,157,773 6,129,983 Commitments and contingencies Shareholders’ equity: Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 166,648,452 and 165,769,595 shares issued and outstanding, respectively 1,666 1,658 Additional paid in capital 4,559,791 4,557,473 Cumulative other comprehensive income 1,496 2,318 Cumulative net income 2,271,366 2,470,500 Cumulative common distributions (5,905,300) (5,805,816) Total shareholders’ equity 929,019 1,226,133 Total liabilities and shareholders’ equity $ 7,086,792 $ 7,356,116 (dollars in thousands, except per share data) Radisson Salt Lake City Downtown Salt Lake City, UT

Debt Summary

SERVICE PROPERTIES TRUST

As of September 30, 2024
(dollars in thousands)

	Weighted Average Interest Rate	Principal Balance	Maturity Date	Due at Maturity	Years to Maturity
Floating Rate Debt:					
$650,000 revolving credit facility [(1)(2)]	7.460 %	$ –	6/29/27	$ –	2.8
Secured Fixed Rate Debt:					
Net lease mortgage notes [(3)]	5.600 %	607,101	2/20/28	600,576	3.4
Senior secured notes due 2031 [(4)(5)]	8.625 %	1,000,000	11/15/31	1,000,000	7.1
Subtotal / weighted average	7.482 %	1,607,101		1,600,576	5.7
Unsecured Fixed Rate Debt:					
Senior unsecured notes due 2026	5.250 %	350,000	2/15/26	350,000	1.4
Senior unsecured notes due 2026	4.750 %	450,000	10/1/26	450,000	2.0
Senior unsecured notes due 2027	4.950 %	400,000	2/15/27	400,000	2.4
Senior unsecured notes due 2027 [(5)]	5.500 %	450,000	12/15/27	450,000	3.2
Senior unsecured notes due 2028	3.950 %	400,000	1/15/28	400,000	3.3
Senior unsecured notes due 2029 [(5)]	8.375 %	700,000	6/15/29	700,000	4.7
Senior unsecured notes due 2029	4.950 %	425,000	10/1/29	425,000	5.0
Senior unsecured notes due 2030	4.375 %	400,000	2/15/30	400,000	5.4
Senior unsecured notes due 2032 [(5)]	8.875 %	500,000	6/15/32	500,000	7.7
Subtotal / weighted average	5.930 %	4,075,000		4,075,000	4.1
Total / weighted average [(6)]	6.369 %	$ 5,682,101		$ 5,675,576	4.5

(1) SVC is required to pay interest at a rate of SOFR plus a premium, which was 250 basis points per annum as of September 30, 2024. SVC also pays an unused commitment fee of 20 to 30 basis points per annum based on amounts outstanding under its revolving credit facility. Subject to the payment of an extension fee and meeting certain other conditions, SVC may extend the maturity date of its revolving credit facility by two additional six month periods.
(2) SVC has provided equity pledges on certain of its property owning subsidiaries and provided first mortgage liens on 70 properties owned by the pledged subsidiaries to secure its obligations under the credit agreement governing its revolving credit facility.
(3) These notes are secured by 308 net lease properties and are prepayable without penalty 24 months prior to the expected maturity date.
(4) These notes are secured by first-priority liens on the equity interests of subsidiaries owning 70 travel centers leased to TravelCenters of America Inc., or TA, pursuant to two master leases.
(5) These notes are guaranteed by certain of SVC's subsidiaries.
(6) The carrying value of SVC's total debt of $5,554,247 as of September 30, 2024 is net of unamortized discounts and premiums and certain issuance costs totaling $127,854.

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11RETURN TO TABLE OF CONTENTS $800,000 $850,000 $400,000 $1,125,000 $400,000 $500,000 $490 $1,958 $1,958 $1,958 $600,737 $1,000,000 Unsecured Fixed Rate Debt Secured Fixed Rate Debt Revolving Credit Facility 2024 2025 2026 2027 2028 2029 2030 2031 2032 $0 $250,000 $500,000 $750,000 $1,000,000 $1,250,000 Debt Maturity Schedule As of September 30, 2024 (1) (1) SVC's net lease mortgage notes are partially amortizing and require balloon payments at maturity. These notes are prepayable without penalty 24 months prior to the expected maturity date. (2) As of September 30, 2024, SVC had no amounts outstanding under its $650,000 revolving credit facility. (2) (dollars in thousands) Secured vs. Unsecured Debt Secured 28.3% Unsecured 71.7%

Leverage Ratios, Coverage Ratios and Debt Covenants

SERVICE PROPERTIES TRUST

	As of and For the Trailing Twelve Months Ended				
	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Leverage Ratios:					
Net debt / total gross assets	54.8 %	55.1 %	53.1 %	51.8 %	50.2 %
Net debt / gross book value of real estate assets and cash and cash equivalents	58.5 %	59.1 %	56.3 %	54.7 %	53.1 %
Secured debt / total assets	22.6 %	22.4 %	22.1 %	21.7 %	7.9 %
Variable rate debt / net debt	– %	– %	– %	– %	– %
Coverage Ratios:					
Rolling four-quarter Adjusted EBITDA*re* / rolling four-quarter interest expense	1.6x	1.7x	1.8x	1.8x	1.9x
Net debt / rolling four-quarter Adjusted EBITDA*re*	9.7x	9.4x	9.0x	8.8x	8.6x

	As of and For the Trailing Twelve Months Ended				
	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Senior Note Debt Covenants:					
Maintenance Covenant:					
Total unencumbered assets / unsecured debt - required minimum 150%	173.4 %	173.6 %	177.5 %	183.2 %	163.2 %
Incurrence Covenants:					
Total debt / adjusted total assets - allowable maximum 60.0%	53.7 %	53.5 %	52.9 %	52.4 %	53.2 %
Secured debt / adjusted total assets - allowable maximum 40.0%	15.2 %	15.1 %	15.1 %	15.0 %	5.6 %
Consolidated income available for debt service / debt service - required minimum 1.50x	1.55x	1.60x	1.78x	1.79x	2.02x
Total unencumbered assets in guarantor subsidiaries / senior guaranteed unsecured debt - required minimum 2.2x	4.09x	4.10x	5.47x	5.65x	6.49x


JACK'S

102 George Wallace Drive
Gadsden, AL

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13RETURN TO TABLE OF CONTENTS For the Three Months Ended 9/30/2024 6/30/2024 3/31/2024 12/31/2023 9/30/2023 Hotel capital improvements $ 28,823 $ 20,999 $ 10,011 $ 28,196 $ 27,538 Lease related costs 1,611 1,001 510 596 1,128 Recurring capital expenditures 30,434 22,000 10,521 28,792 28,666 Hotel renovations, redevelopment and other activities 51,669 44,475 58,330 77,234 36,318 Total capital improvements & FF&E Reserve fundings $ 82,103 $ 66,475 $ 68,851 $ 106,026 $ 64,984 Retained Hotels $ 48,761 $ 39,612 $ 50,694 $ 73,301 $ 47,865 Exit Hotels 30,812 24,858 17,207 31,222 15,288 Sold Hotels 295 819 439 766 795 Net Lease 2,235 1,185 511 737 1,036 Total capital improvements & FF&E Reserve fundings $ 82,103 $ 66,475 $ 68,851 $ 106,026 $ 64,984 (dollars in thousands) Capital Expenditures Summary 10642 South Memorial Drive Bixby, OK

Property Acquisitions and Dispositions

SERVICE PROPERTIES TRUST

Since January 1, 2024
(dollars in thousands, except per room or suite data)

ACQUISITIONS:							
Quarter Acquired	Properties	Property Type	Brand	Location	Rooms or Suites / Square Footage	Purchase Price (1)	Average Sales Price per Room or Suite / Square Foot
SVC has not acquired any properties since January 1, 2024.							

DISPOSITIONS:							
Quarter Disposed	Properties	Property Type	Brand	Location	Rooms or Suites / Square Footage	Sales Price (1)	Average Sales Price per Room or Suite / Square Foot
Q1 2024	1	Net Lease	Vacant	IL	4,100	$ 257	$ 63
	1	Net Lease	Vacant	MI	1,110	100	90
	1	Hotel	Country Inn & Suites® by Radisson	MN	84	3,315	39,464
	1	Net Lease	Vacant	IL	29,639	2,575	87
Q3 2024	1	Hotel	Sonesta Select®	WI	148	3,500	23,649
	1	Hotel	Sonesta Hotels & Resorts®	WI	198	7,300	36,869
	4	Hotel	Sonesta ES Suites®	IL, NC, TX	476	34,100	71,639
	4	Net Lease	Vacant	IA, IL, MO	52,088	3,600	69
Q4 2024	2	Hotel	Sonesta Simply Suites®	TX	244	9,000	36,885
	1	Hotel	Sonesta ES Suites®	TX	142	8,850	62,324
	1	Hotel	Sonesta ES Suites®	GA	122	9,550	78,279
	1	Hotel	Sonesta Simply Suites®	MN	134	4,800	35,821
	19				1,548 / 86,937	$ 86,947	$51,948 / $75


1093 Blowing Rock Road
Boone, NC

(1) Represents cash purchase or sale price, as applicable, and excludes closing related costs.

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15RETURN TO TABLE OF CONTENTS Portfolio Information

16RETURN TO TABLE OF CONTENTS Portfolio Composition Net Lease Properties 44.1% Hotels 55.9% Number of Properties Hotel Properties 214 Number of hotel rooms 36,875 Net Lease Properties 745 Net lease square feet 13,332,131 Total Properties 959 Average hotel property size 172 rooms Average net lease property size 17,895 sq. ft. Investments Diversification Facts Hotels $ 6,394,812 Tenants/Operators 180 Net Lease Properties 5,051,372 Brands 146 Total Investments $ 11,446,184 Industries 22 States 46 Geographical Diversification CA 13% TX 8% FL 6% IL 6% GA 6% AZ 4% OH 4% LA 3% PA 3% MO 3% Other 44% (36 States, DC, PR, ON) Portfolio Summary As of September 30, 2024 (dollars in thousands) (1) Based on investment. (1) (1) 2636 E. Tipton St. Seymour, IN

Consolidated Portfolio Diversification by Industry

As of September 30, 2024
(dollars in thousands)

	Industry	No. of Properties	Rooms / Square Footage		Investments	Percent of Total Investment
1.	Hotels	214	36,875	$	6,394,812	55.9%
2.	Travel Centers	178	5,099,794		3,311,787	29.0%
3.	Restaurants - Quick Service	208	697,793		283,292	2.6%
4.	Restaurants - Casual Dining	55	503,450		194,453	1.7%
5.	Health and Fitness	13	873,258		186,578	1.6%
6.	Movie Theaters	15	785,344		139,569	1.2%
7.	Home Goods and Leisure	20	700,906		134,502	1.2%
8.	Grocery Stores	19	1,020,819		129,152	1.1%
9.	Automotive Equipment and Services	64	463,492		107,054	0.9%
10.	Medical, Dental Office	70	372,171		104,042	0.9%
11.	Automotive Dealers	8	177,433		62,656	0.5%
12.	Entertainment	4	199,853		61,436	0.5%
13.	General Merchandise Stores	4	381,193		55,457	0.5%
14.	Educational Services	7	159,793		44,820	0.4%
15.	Building Materials	29	465,283		34,006	0.3%
16.	Car Washes	6	50,831		30,798	0.3%
17.	Miscellaneous Manufacturing	5	538,932		24,156	0.2%
18.	Sporting Goods	3	120,847		18,400	0.2%
19.	Drug Stores and Pharmacies	6	58,048		17,111	0.1%
20.	Legal Services	5	25,429		11,362	0.1%
21.	Dollar Stores	3	27,593		2,971	–%
22.	Other	5	139,423		27,247	0.2%
23.	Vacant	18	470,446		70,523	0.6%
	Total	959	36,875 / 13,332,131	$	11,446,184	100.0%



NORMS RESTAURANT

807 S. Indian Hill Boulevard
Claremont, CA

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18RETURN TO TABLE OF CONTENTS Investments State Total Property Count Hotel Count Net Lease Count Total % of Total Hotel Hotel % of Total Net Lease Net Lease % of Total California 58 36 22 $ 1,460,016 12.8% $ 1,186,951 18.6% $ 273,065 5.4 % Texas 73 18 55 873,906 7.6% 361,765 5.7% 512,141 10.1 % Florida 58 12 46 724,973 6.3% 478,734 7.5% 246,239 4.9 % Illinois 62 9 53 699,284 6.1% 417,609 6.5% 281,675 5.6 % Georgia 89 16 73 684,311 6.0% 416,255 6.5% 268,056 5.3 % Arizona 39 14 25 484,959 4.2% 236,384 3.7% 248,575 4.9 % Ohio 44 5 39 457,676 4.0% 128,052 2.0% 329,624 6.5 % Louisiana 15 3 12 384,894 3.4% 253,189 4.0% 131,705 2.6 % Pennsylvania 33 5 28 340,529 3.0% 136,199 2.1% 204,330 4.0 % Missouri 28 4 24 280,831 2.5% 159,167 2.5% 121,664 2.4 % Top 10 499 122 377 6,391,379 55.9% 3,774,305 59.1% 2,617,074 51.7 % Other (1) 460 92 368 5,054,805 44.1% 2,620,507 40.9% 2,434,298 48.3 % Total 959 214 745 $ 11,446,184 100.0% $ 6,394,812 100.0% $ 5,051,372 100.0% (1) Consists of properties in 36 different states, the District of Columbia, Puerto Rico and Ontario, Canada with an average investment of $10,989 per property. Consolidated Portfolio by Geographic Diversification As of September 30, 2024 (dollars in thousands) Royal Sonesta Chicago Riverfront Chicago, IL

19RETURN TO TABLE OF CONTENTS Brand Service Level Chain Scale Number of Hotels Percent of Total Number of Hotels Number of Rooms or Suites Percent of Total Number of Rooms or Suites Investment Percent of Total Hotel Investment Investment Per Room or Suite Royal Sonesta Hotels® Full Service Upper Upscale 17 7.9% 5,663 15.4% $ 1,915,501 30.0% $ 338,248 Sonesta Hotels & Resorts® Full Service Upscale 22 10.3% 7,205 19.6% 1,408,861 22.0% 195,539 Sonesta ES Suites® Extended Stay Upper Midscale 56 26.3% 7,167 19.5% 1,117,697 17.5% 155,950 Sonesta Select® Select Service Upscale 43 20.1% 6,279 17.0% 688,976 10.8% 109,727 Sonesta Simply Suites® Extended Stay Midscale 51 23.8% 6,464 17.5% 602,263 9.4% 93,172 Hyatt Place® Select Service Upscale 17 7.9% 2,107 5.7% 319,455 5.0% 151,616 Radisson® Hotels & Resorts Full Service Upscale 5 2.3% 1,149 3.1% 171,514 2.7% 149,272 Crowne Plaza® Full Service Upscale 1 0.5% 495 1.3% 124,276 1.9% 251,063 Country Inn & Suites® by Radisson Full Service Upper Midscale 2 0.9% 346 0.9% 46,269 0.7% 133,725 Total / Average Hotels 214 100.0% 36,875 100.0% $ 6,394,812 100.0% $ 173,419 Hotel Portfolio by Brand As of September 30, 2024 (dollars in thousands, except per room or suite data)

Hotel Operating Statistics by Service Level - Comparable Hotels

				Occupancy			ADR			RevPAR		
				Three Months Ended September 30,			Three Months Ended September 30,			Three Months Ended September 30,		
Brand	Service Level	No. of Hotels	No. of Rooms or Suites	2024	2023	Change	2024	2023	Change	2024	2023	Change
Sonesta Hotels & Resorts®	Full Service	22	7,205	60.5 %	68.2 %	(7.7) pts	$ 158.39	$ 155.17	2.1 %	$ 95.87	$ 105.88	(9.5)%
Royal Sonesta Hotels®	Full Service	17	5,663	67.5 %	62.3 %	5.2 pts	227.48	230.44	(1.3)%	153.49	143.47	7.0 %
Radisson® Hotels & Resorts	Full Service	5	1,149	67.2 %	63.8 %	3.4 pts	148.21	148.87	(0.4)%	99.53	95.03	4.7 %
Crowne Plaza®	Full Service	1	495	62.7 %	62.5 %	0.2 pts	141.21	142.56	(0.9)%	88.49	89.13	(0.7)%
Country Inn & Suites® by Radisson	Full Service	2	346	78.3 %	76.5 %	1.8 pts	167.43	169.09	(1.0)%	131.05	129.38	1.3 %
Full Service Total / Average		47	14,858	64.2 %	65.6 %	(1.4) pts	184.94	181.99	1.6 %	118.68	119.40	(0.6)%
Sonesta Select®	Select Service	43	6,279	61.7 %	59.5 %	2.2 pts	118.31	121.95	(3.0)%	72.96	72.58	0.5 %
Hyatt Place®	Select Service	17	2,107	70.4 %	70.8 %	(0.4) pts	120.02	121.65	(1.3)%	84.50	86.13	(1.9)%
Select Service Total / Average		60	8,386	63.9 %	62.4 %	1.5 pts	118.79	121.86	(2.5)%	75.86	75.98	(0.2)%
Sonesta ES Suites®	Extended Stay	56	7,167	71.5 %	73.1 %	(1.6) pts	126.43	130.70	(3.3)%	90.39	95.56	(5.4)%
Sonesta Simply Suites®	Extended Stay	50	6,366	74.7 %	72.1 %	2.6 pts	91.89	90.56	1.5 %	68.63	65.33	5.1 %
Extended Stay Total / Average		106	13,533	73.0 %	72.7 %	0.3 pts	109.80	111.97	(1.9)%	80.15	81.36	(1.5)%
Comparable Hotels Total / Average		213	36,777	67.3 %	67.5 %	(0.2) pts	$ 140.66	$ 141.52	(0.6)%	$ 94.73	$ 95.47	(0.8)%

All operating data presented are based upon the operating results provided by SVC's managers for the indicated periods. SVC has not independently verified its managers' operating data.

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20

Hotel Operating Statistics by Service Level - Comparable Hotels

				Occupancy			ADR			RevPAR		
				Nine Months Ended September 30,			Nine Months Ended September 30,			Nine Months Ended September 30,		
Brand	Service Level	No. of Hotels	No. of Rooms or Suites	2024	2023	Change	2024	2023	Change	2024	2023	Change
Sonesta Hotels & Resorts®	Full Service	21	6,955	60.1 %	65.2 %	(5.1) pts	$ 156.63	$ 154.85	1.1 %	$ 94.06	$ 100.89	(6.8)%
Royal Sonesta Hotels®	Full Service	17	5,663	61.9 %	57.7 %	4.2 pts	234.33	238.60	(1.8)%	145.13	137.78	5.3 %
Radisson® Hotels & Resorts	Full Service	5	1,149	66.3 %	64.5 %	1.8 pts	148.43	149.48	(0.7)%	98.42	96.36	2.1 %
Crowne Plaza®	Full Service	1	495	65.5 %	63.5 %	2.0 pts	144.86	140.97	2.8 %	94.95	89.45	6.1 %
Country Inn & Suites® by Radisson	Full Service	2	346	71.1 %	70.1 %	1.0 pts	153.08	149.67	2.3 %	108.82	104.99	3.6 %
Full Service Total / Average		46	14,608	61.7 %	62.3 %	(0.6) pts	185.63	184.14	0.8 %	114.57	114.66	(0.1)%
Sonesta Select®	Select Service	43	6,279	57.8 %	56.6 %	1.2 pts	116.88	120.02	(2.6)%	67.59	67.97	(0.6)%
Hyatt Place®	Select Service	17	2,107	62.9 %	69.7 %	(6.8) pts	121.53	124.17	(2.1)%	76.50	86.52	(11.6)%
Select Service Total / Average		60	8,386	59.1 %	59.9 %	(0.8) pts	118.13	121.23	(2.6)%	69.83	72.63	(3.9)%
Sonesta ES Suites®	Extended Stay	56	7,167	69.6 %	69.8 %	(0.2) pts	126.25	131.28	(3.8)%	87.91	91.62	(4.0)%
Sonesta Simply Suites®	Extended Stay	50	6,366	70.0 %	70.1 %	(0.1) pts	90.45	90.65	(0.2)%	63.35	63.57	(0.3)%
Extended Stay Total / Average		106	13,533	69.8 %	70.0 %	(0.2) pts	109.36	112.21	(2.5)%	76.36	78.49	(2.7)%
Comparable Hotels Total / Average		212	36,527	64.1 %	64.6 %	(0.5) pts	$ 140.57	$ 141.78	(0.9)%	$ 90.14	$ 91.55	(1.5)%

All operating data presented are based upon the operating results provided by SVC's managers for the indicated periods. SVC has not independently verified its managers' operating data.

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21

Hotel Operating Statistics by Service Level - All Hotels[1]

SERVICE PROPERTIES TRUST

				Occupancy			ADR			RevPAR		
				Three Months Ended September 30,			Three Months Ended September 30,			Three Months Ended September 30,		
Brand	Service Level	No. of Hotels	No. of Rooms or Suites	2024	2023	Change	2024	2023	Change	2024	2023	Change
Sonesta Hotels & Resorts®	Full Service	22	7,205	60.5 %	68.2 %	(7.7) pts	$ 158.39	$ 155.17	2.1 %	$ 95.87	$ 105.88	(9.5)%
Royal Sonesta Hotels®	Full Service	17	5,663	67.5 %	62.3 %	5.2 pts	227.48	230.44	(1.3)%	153.49	143.47	7.0 %
Radisson® Hotels & Resorts	Full Service	5	1,149	67.2 %	63.8 %	3.4 pts	148.21	148.87	(0.4)%	99.53	95.03	4.7 %
Crowne Plaza®	Full Service	1	495	62.7 %	62.5 %	0.2 pts	141.21	142.56	(0.9)%	88.49	89.13	(0.7)%
Country Inn & Suites® by Radisson	Full Service	2	346	78.3 %	76.5 %	1.8 pts	167.43	169.09	(1.0)%	131.05	129.38	1.3 %
Full Service Total / Average		47	14,858	64.2 %	65.6 %	(1.4) pts	184.94	181.99	1.6 %	118.68	119.40	(0.6)%
Sonesta Select®	Select Service	43	6,279	61.7 %	59.5 %	2.2 pts	118.31	121.95	(3.0)%	72.96	72.58	0.5 %
Hyatt Place®	Select Service	17	2,107	70.4 %	70.8 %	(0.4) pts	120.02	121.65	(1.3)%	84.50	86.13	(1.9)%
Select Service Total / Average		60	8,386	63.9 %	62.4 %	1.5 pts	118.79	121.86	(2.5)%	75.86	75.98	(0.2)%
Sonesta ES Suites®	Extended Stay	56	7,167	71.5 %	73.1 %	(1.6) pts	126.43	130.70	(3.3)%	90.39	95.56	(5.4)%
Sonesta Simply Suites®	Extended Stay	51	6,464	74.0 %	71.4 %	2.6 pts	91.89	90.56	1.5 %	67.97	64.70	5.1 %
Extended Stay Total / Average		107	13,631	72.7 %	72.3 %	0.4 pts	109.80	111.97	(1.9)%	79.79	80.98	(1.5)%
All Hotels Total / Average		214	36,875	67.2 %	67.3 %	(0.1) pts	$ 140.66	$ 141.52	(0.6)%	$ 94.58	$ 95.31	(0.8)%

All operating data presented are based upon the operating results provided by SVC's managers for the indicated periods. SVC has not independently verified its managers' operating data.

(1) Includes results of all hotels owned as of September 30, 2024. Excludes the results of hotels sold during the periods presented.

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22

Hotel Operating Statistics by Service Level - All Hotels[1]

SERVICE PROPERTIES TRUST

				Occupancy			ADR			RevPAR		
				Nine Months Ended September 30,			Nine Months Ended September 30,			Nine Months Ended September 30,		
Brand	Service Level	No. of Hotels	No. of Rooms or Suites	2024	2023	Change	2024	2023	Change	2024	2023	Change
Sonesta Hotels & Resorts®	Full Service	22	7,205	60.6 %	65.1 %	(4.5) pts	$ 162.24	$ 159.97	1.4 %	$ 98.29	$ 104.15	(5.6)%
Royal Sonesta Hotels®	Full Service	17	5,663	61.9 %	57.7 %	4.2 pts	234.33	238.60	(1.8)%	145.13	137.78	5.3 %
Radisson® Hotels & Resorts	Full Service	5	1,149	66.3 %	64.5 %	1.8 pts	148.43	149.48	(0.7)%	98.42	96.36	2.1 %
Crowne Plaza®	Full Service	1	495	65.5 %	63.5 %	2.0 pts	144.86	140.97	2.8 %	94.95	89.45	6.1 %
Country Inn & Suites® by Radisson	Full Service	2	346	71.1 %	70.1 %	1.0 pts	153.08	149.67	2.3 %	108.82	104.99	3.6 %
Full Service Total / Average		47	14,858	62.0 %	62.3 %	(0.3) pts	187.69	186.20	0.8 %	116.28	115.99	0.3 %
Sonesta Select®	Select Service	43	6,279	57.8 %	56.6 %	1.2 pts	116.88	120.02	(2.6)%	67.59	67.97	(0.6)%
Hyatt Place®	Select Service	17	2,107	62.9 %	69.7 %	(6.8) pts	121.53	124.17	(2.1)%	76.50	86.52	(11.6)%
Select Service Total / Average		60	8,386	59.1 %	59.9 %	(0.8) pts	118.13	121.23	(2.6)%	69.83	72.63	(3.9)%
Sonesta ES Suites®	Extended Stay	56	7,167	69.6 %	69.8 %	(0.2) pts	126.25	131.28	(3.8)%	87.91	91.62	(4.0)%
Sonesta Simply Suites®	Extended Stay	51	6,464	69.4 %	69.4 %	0.0 pts	90.45	90.65	(0.2)%	62.74	62.95	(0.3)%
Extended Stay Total / Average		107	13,631	69.5 %	69.6 %	(0.1) pts	109.36	112.21	(2.5)%	76.01	78.13	(2.7)%
All Hotels Total / Average		214	36,875	64.1 %	64.5 %	(0.4) pts	$ 141.73	$ 142.87	(0.8)%	$ 90.84	$ 92.09	(1.4)%

All operating data presented are based upon the operating results provided by SVC's managers for the indicated periods. SVC has not independently verified its managers' operating data.

(1) Includes results of all hotels owned as of September 30, 2024. Excludes the results of hotels sold during the periods presented and includes data for one hotel for periods prior to when SVC acquired it.

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23

Sonesta Hotel Operating Statistics by Retained and Exit Hotels

SERVICE PROPERTIES TRUST

(dollars in thousands, except ADR and RevPAR)

			Occupancy			ADR			RevPAR			Hotel EBITDA		
			Three Months Ended September 30,			Three Months Ended September 30,			Three Months Ended September 30,			Three Months Ended September 30,		
Brand	No. of Hotels	No. of Rooms or Suites	2024	2023	Change	2024	2023	Change	2024	2023	Change	2024	2023	Change
Retained Hotels														
Full Service														
Royal Sonesta Hotels®	17	5,663	67.5 %	62.3 %	5.2 pts	$ 227.48	$ 230.44	(1.3)%	$ 153.49	$ 143.47	7.0 %	$ 17,737	$ 20,650	(14.1)%
Sonesta Hotels & Resorts®	22	7,205	60.5 %	68.2 %	(7.7) pts	158.39	155.17	2.1 %	95.87	105.88	(9.5)%	10,055	16,237	(38.1)%
Total Full Service	39	12,868	63.6 %	65.6 %	(2.0) pts	190.64	186.74	2.1 %	121.21	122.49	(1.0)%	27,792	36,887	(24.7)%
Extended Stay and Select Service														
Sonesta ES Suites®	7	958	75.2 %	79.3 %	(4.1) pts	157.62	160.22	(1.6)%	118.60	127.08	(6.7)%	3,284	4,218	(22.1)%
Sonesta Select®	6	873	70.8 %	73.0 %	(2.2) pts	156.51	161.53	(3.1)%	110.78	117.88	(6.0)%	3,017	3,818	(21.0)%
Sonesta Simply Suites®	7	1,144	76.4 %	67.5 %	8.9 pts	123.76	113.46	9.1 %	94.53	76.53	23.5 %	3,586	2,275	57.6 %
Total Focused Service	20	2,975	74.4 %	72.9 %	1.5 pts	143.94	143.96	– %	107.05	104.94	2.0 %	9,887	10,311	(4.1)%
Total Retained Hotels	**59**	**15,843**	**65.6 %**	**67.0 %**	**(1.4) pts**	**$ 180.70**	**$ 177.96**	**1.5 %**	**$ 118.55**	**$ 119.18**	**(0.5)%**	**$ 37,679**	**$ 47,198**	**(20.2)%**
Exit Hotels														
Extended Stay and Select Service														
Sonesta ES Suites®	49	6,209	70.9 %	72.2 %	(1.3) pts	$ 121.32	$ 125.70	(3.5)%	$ 86.03	$ 90.70	(5.1)%	$ 7,716	$ 11,110	(30.5)%
Sonesta Select®	37	5,406	60.2 %	57.3 %	2.9 pts	111.06	113.82	(2.4)%	66.85	65.26	2.4 %	3,684	4,138	(11.0)%
Sonesta Simply Suites®	44	5,320	73.5 %	72.3 %	1.2 pts	84.71	85.93	(1.4)%	62.22	62.13	0.1 %	5,500	6,630	(17.0)%
Total Exit Hotels	**130**	**16,935**	**68.3 %**	**67.5 %**	**0.8 pts**	**$ 106.11**	**$ 109.16**	**(2.8)%**	**$ 72.45**	**$ 73.64**	**(1.6)%**	**$ 16,900**	**$ 21,878**	**(22.8)%**
Total Sonesta Hotels	**189**	**32,778**	**67.0 %**	**67.2 %**	**(0.2) pts**	**$ 141.46**	**$ 142.27**	**(0.6)%**	**$ 94.76**	**$ 95.64**	**(0.9)%**	**$ 54,579**	**$ 69,076**	**(21.0)%**

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24

Sonesta Hotel Operating Statistics by Retained and Exit Hotels

(dollars in thousands, except ADR and RevPAR)

			Occupancy			ADR			RevPAR			Hotel EBITDA		
			Nine Months Ended September 30,			Nine Months Ended September 30,			Nine Months Ended September 30,			Nine Months Ended September 30,		
Brand	No. of Hotels	No. of Rooms or Suites	2024	2023	Change	2024	2023	Change	2024	2023	Change	2024	2023	Change
Retained Hotels														
Full Service														
Royal Sonesta Hotels®	17	5,663	61.9 %	57.7 %	4.2 pts	$ 234.33	$ 238.60	(1.8)%	$ 145.13	$ 137.78	5.3 %	$ 50,167	$ 54,326	(7.7)%
Sonesta Hotels & Resorts®	22	7,205	60.6 %	65.1 %	(4.5) pts	162.24	159.97	1.4 %	98.29	104.15	(5.6)%	37,268	46,876	(20.5)%
Total Full Service	39	12,868	61.2 %	61.8 %	(0.6) pts	194.34	192.59	0.9 %	118.90	119.09	(0.2)%	87,435	101,202	(13.6)%
Extended Stay and Select Service														
Sonesta ES Suites®	7	958	72.7 %	74.6 %	(1.9) pts	155.75	159.67	(2.5)%	113.16	119.13	(5.0)%	9,719	11,026	(11.9)%
Sonesta Select®	6	873	65.6 %	67.1 %	(1.5) pts	142.05	147.72	(3.8)%	93.25	99.19	(6.0)%	6,498	8,060	(19.4)%
Sonesta Simply Suites®	7	1,144	71.9 %	68.4 %	3.5 pts	121.71	115.91	5.0 %	87.46	79.30	10.3 %	9,460	8,007	18.1 %
Total Focused Service	20	2,975	70.3 %	70.0 %	0.3 pts	138.61	139.87	(0.9)%	97.43	97.96	(0.5)%	25,677	27,093	(5.2)%
Total Retained Hotels	**59**	**15,843**	**62.9 %**	**63.4 %**	**(0.5) pts**	**$ 182.64**	**$ 181.56**	**0.6 %**	**$ 114.86**	**$ 115.09**	**(0.2)%**	**$ 113,112**	**$ 128,295**	**(11.8)%**
Exit Hotels														
Extended Stay and Select Service														
Sonesta ES Suites®	49	6,209	69.2 %	69.1 %	0.1 pts	$ 121.47	$ 126.54	(4.0)%	$ 84.01	$ 87.38	(3.9)%	$ 23,034	$ 31,389	(26.6)%
Sonesta Select®	37	5,406	56.6 %	54.9 %	1.7 pts	112.17	114.55	(2.1)%	63.45	62.93	0.8 %	9,390	12,012	(21.8)%
Sonesta Simply Suites®	44	5,320	68.8 %	69.7 %	(0.9) pts	83.38	85.21	(2.1)%	57.39	59.37	(3.3)%	12,409	16,183	(23.3)%
Total Exit Hotels	**130**	**16,935**	**65.0 %**	**64.7 %**	**0.3 pts**	**$ 106.28**	**$ 109.47**	**(2.9)%**	**$ 69.11**	**$ 70.84**	**(2.4)%**	**$ 44,833**	**$ 59,584**	**(24.8)%**
Total Sonesta Hotels	**189**	**32,778**	**64.0 %**	**64.1 %**	**(0.1) pts**	**$ 142.59**	**$ 143.90**	**(0.9)%**	**$ 91.25**	**$ 92.20**	**(1.0)%**	**$ 157,945**	**$ 187,879**	**(15.9)%**

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25

Net Lease Portfolio by Brand

As of September 30, 2024
(dollars in thousands)

	Brand	No. of Properties	Square Feet	Investment	Percent of Total Investment	Annualized Minimum Rent	Percent of Total Annualized Minimum Rent	Rent Coverage
1.	TravelCenters of America Inc.	131	3,683,923	$ 2,254,950	44.6 %	$ 176,793	46.5 %	1.46x [1]
2.	Petro Stopping Centers	44	1,367,802	1,015,156	20.1 %	82,287	21.7 %	1.46x [1]
3.	The Great Escape	14	542,666	98,242	1.9 %	7,711	2.0 %	4.75x
4.	Life Time Fitness	3	420,335	92,617	1.8 %	5,770	1.5 %	2.80x
5.	Buehler's Fresh Foods	5	502,727	76,469	1.5 %	5,657	1.5 %	3.15x
6.	Heartland Dental	59	234,274	61,120	1.2 %	4,769	1.3 %	4.56x
7.	Norms	10	63,490	53,673	1.1 %	3,759	1.0 %	3.68x
8.	Express Oil Change	23	83,825	49,724	1.0 %	3,717	1.0 %	5.87x
9.	AMC Theatres	5	251,166	57,247	1.1 %	3,558	0.9 %	1.94x
10.	Pizza Hut	40	167,366	45,285	0.9 %	3,444	0.9 %	2.42x
11.	Flying J Travel Plaza	3	48,069	41,681	0.8 %	3,279	0.9 %	4.22x
12.	America's Auto Auction	6	72,338	38,314	0.8 %	3,216	0.8 %	7.72x
13.	Fleet Farm	1	218,248	37,802	0.7 %	2,837	0.7 %	2.25x
14.	Big Al's	2	111,912	35,214	0.7 %	2,569	0.7 %	1.04x
15.	Crème de la Crème	4	81,929	29,131	0.6 %	2,429	0.6 %	1.12x
16.	Mister Car Wash	5	41,456	28,658	0.6 %	2,258	0.6 %	2.87x
17.	Martin's	16	81,909	31,144	0.6 %	2,252	0.6 %	1.71x
18.	B&B Theatres	4	261,300	37,619	0.7 %	2,234	0.6 %	1.59x
19.	Popeye's	20	45,708	28,434	0.6 %	2,047	0.5 %	4.73x
20.	Burger King	19	90,970	31,427	0.6 %	2,009	0.5 %	3.07x
21.	Regal Cinemas	5	223,846	34,953	0.7 %	1,958	0.5 %	2.34x
22.	Courthouse Athletic Club	4	193,659	39,688	0.8 %	1,935	0.5 %	2.50x
23.	Arby's	19	57,868	29,234	0.6 %	1,792	0.5 %	3.65x
24.	Church's Chicken	32	43,399	26,326	0.5 %	1,732	0.5 %	3.49x
25.	Hardee's	15	49,958	24,919	0.5 %	1,725	0.5 %	2.20x
26.	Other [2]	256	4,391,988	752,345	15.0 %	48,297	12.7 %	3.98x
	Total	745	13,332,131	$ 5,051,372	100.0 %	$ 380,034	100.0 %	2.16x



3181 Donald Lee Hollowell Parkway
Atlanta, GA

(1) Rent coverage information provided by tenant is for all 175 sites on a consolidated basis and is as of September 30, 2024.
(2) Consists of 112 distinct brands with an average investment of $2,939 per property and an average annual minimum rent of $189 per property.

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26

Net Lease Portfolio by Industry

SERVICE PROPERTIES TRUST

As of September 30, 2024
(dollars in thousands)

	Industry	No. of Properties	Square Feet	Investment	Percent of Total Investment	Annualized Minimum Rent	Percent of Total Annualized Minimum Rent	Rent Coverage
1.	Travel Centers	178	5,099,794	$ 3,311,787	65.6%	$ 262,359	69.0%	1.49x [1]
2.	Restaurants - Quick Service	208	697,793	283,292	5.5%	19,515	5.1%	3.29x
3.	Restaurants - Casual Dining	55	503,450	194,453	3.8%	11,703	3.1%	2.84x
4.	Health and Fitness	13	873,258	186,578	3.7%	11,226	3.0%	2.45x
5.	Home Goods and Leisure	20	700,906	134,502	2.7%	10,700	2.8%	4.15x
6.	Grocery Stores	19	1,020,819	129,152	2.6%	9,305	2.4%	3.63x
7.	Movie Theaters	15	785,344	139,569	2.8%	8,410	2.2%	2.08x
8.	Medical, Dental Office	70	372,171	104,042	2.1%	8,210	2.2%	3.57x
9.	Automotive Equipment and Services	64	463,492	107,054	2.1%	7,799	2.1%	5.14x
10.	Automotive Dealers	8	177,433	62,656	1.2%	4,973	1.3%	6.38x
11.	Entertainment	4	199,853	61,436	1.2%	4,590	1.2%	2.52x
12.	General Merchandise Stores	4	381,193	55,457	1.1%	3,983	1.0%	3.07x
13.	Educational Services	7	159,793	44,820	0.9%	3,563	0.9%	1.66x
14.	Building Materials	29	465,283	34,006	0.7%	2,859	0.8%	7.42x
15.	Car Washes	6	50,831	30,798	0.6%	2,411	0.6%	2.87x
16.	Miscellaneous Manufacturing	5	538,932	24,156	0.5%	1,715	0.5%	13.11x
17.	Drug Stores and Pharmacies	6	58,048	17,111	0.3%	1,106	0.3%	1.17x
18.	Sporting Goods	3	120,847	18,400	0.4%	1,099	0.3%	4.40x
19.	Legal Services	5	25,429	11,362	0.2%	1,075	0.3%	4.44x
20.	Dollar Stores	3	27,593	2,971	0.1%	190	–%	1.96x
21.	Other [2]	5	139,423	27,247	0.5%	3,243	0.9%	4.29x
22.	Vacant	18	470,446	70,523	1.4%	–	–%	–x
	Total	745	13,332,131	$ 5,051,372	100.0%	$ 380,034	100.0%	2.16x



9520 Metcalf Avenue
Overland Park, KS

(1) Rent coverage for TA is as of September 30, 2024.
(2) Consists of miscellaneous businesses with an average investment of $5,449 per property.

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27

Net Lease Portfolio by Tenant (Top 10)

As of September 30, 2024
(dollars in thousands)

	Tenant	Brand Affiliation	No. of Properties	Square Feet	Investment	Percent of Total Investment	Annualized Minimum Rent	Percent of Total Annualized Minimum Rent	Weighted Average Lease Term	Rent Coverage
1.	TravelCenters of America Inc.[1]	TravelCenters of America / Petro Stopping Centers	175	5,051,725	$ 3,270,106	64.8 %	$ 259,080	68.2 %	8.6	1.46x
2.	Universal Pool Co., Inc.	The Great Escape	14	542,666	98,242	1.9 %	7,711	2.0 %	2.9	4.75x
3.	Healthy Way of Life II, LLC	Life Time Fitness	3	420,335	92,617	1.8 %	5,770	1.5 %	10.8	2.80x
4.	Styx Acquisition, LLC	Buehler's Fresh Foods	5	502,727	76,469	1.5 %	5,657	1.5 %	11.1	3.15x
5.	Professional Resource Development, Inc.	Heartland Dental	59	234,274	61,120	1.2 %	4,769	1.3 %	1.5	4.56x
6.	Norms Restaurants, LLC	Norms	10	63,490	53,673	1.1 %	3,759	1.0 %	20.8	3.68x
7.	Express Oil Change, L.L.C.	Express Oil Change	23	83,825	49,724	1.0 %	3,717	1.0 %	10.5	5.87x
8.	American Multi-Cinema, Inc.	AMC Theatres	5	251,166	57,247	1.1 %	3,558	0.9 %	3.2	1.94x
9.	Pilot Travel Centers LLC	Flying J Travel Plaza	3	48,069	41,681	0.8 %	3,279	0.9 %	4.2	4.22x
10.	Automotive Remarketing Group, Inc.	America's Auto Auction	6	72,338	38,314	0.8 %	3,216	0.8 %	10.6	7.72x
	Subtotal, Top 10		303	7,270,615	3,839,193	76.0 %	300,516	79.1 %	8.5	1.84x
11.	Other[2]	Various	442	6,061,516	1,212,179	24.0 %	79,518	20.9 %	7.2	3.37x
	Total		745	13,332,131	$ 5,051,372	100.0 %	$ 380,034	100.0 %	8.3	2.16x

(1) TA is SVC's largest tenant. As of September 30, 2024, SVC leased 175 travel centers (131 under the TravelCenters of America brand and 44 under the Petro Stopping Centers brand) to a subsidiary of TA under five master leases that expire in 2033. TA has five renewal options for 10 years each for all of the travel centers under each lease. BP Corporation North America Inc. guarantees payment under each of the five master leases. The aggregate guaranty as of September 30, 2024 was $3,037,475. Annualized minimum rent excludes the impact of rents prepaid by TA. Rent coverage was 1.48x, 1.49x, 1.54x, 1.60x and 1.25x for the TA leases no. 1, no. 2, no. 3, no. 4 and no. 5, respectively. Rent coverage is as of September 30, 2024.

(2) Consists of 166 tenants with an average investment of $2,742 per property and an average annual minimum rent of $180 per property.

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28

29RETURN TO TABLE OF CONTENTS Year (1) Number of Properties Square Feet Annualized Minimum Rent Expiring Percent of Total Annualized Minimum Rent Expiring Cumulative Percent of Total Annualized Minimum Rent Expiring 2024 13 141,679 $ 1,041 0.3% 0.3% 2025 25 491,717 8,871 2.3% 2.6% 2026 103 1,020,706 11,269 3.0% 5.6% 2027 36 962,760 12,651 3.3% 8.9% 2028 23 645,082 10,339 2.7% 11.6% 2029 65 511,999 9,564 2.5% 14.1% 2030 35 170,356 4,966 1.3% 15.4% 2031 27 390,854 5,039 1.3% 16.7% 2032 35 145,509 2,873 0.8% 17.5% 2033 214 5,369,470 265,364 69.7% 87.2% 2034 23 325,625 5,897 1.6% 88.8% 2035 45 1,155,578 19,197 5.1% 93.9% 2036 15 304,540 5,617 1.5% 95.4% 2037 11 318,609 3,267 0.9% 96.3% 2038 7 66,700 1,263 0.3% 96.6% 2039 10 141,443 3,637 1.0% 97.6% 2040 19 117,879 2,486 0.7% 98.3% 2041 6 216,040 2,262 0.6% 98.9% 2042 — — — —% 98.9% 2043 1 57,543 155 —% 98.9% 2044 3 126,116 353 0.1% 99.0% 2045 11 154,966 3,923 1.0% 100.0% Total 727 12,835,171 $ 380,034 100.0% Weighted Average Lease Term 7.8 years 8.3 years (1) The year of lease expiration is pursuant to contract terms. Net Lease Portfolio - Expiration Schedule As of September 30, 2024 (dollars in thousands) 140 Depot Drive Hiram, GA

30RETURN TO TABLE OF CONTENTS As of and For the Three Months Ended 9/30/2024 6/30/2024 3/31/2024 12/31/2023 9/30/2023 Properties (end of period) 745 749 749 752 761 Vacant properties beginning of period 20 20 22 32 30 Vacant properties sold (4) — (3) (9) (1) Vacant properties leased — (1) — (3) (1) Lease terminations 2 1 1 2 4 Vacant properties end of the period 18 20 20 22 32 Percentage of properties leased 97.6% 97.3% 97.3% 97.1% 95.8 % Net Lease Portfolio - Occupancy Summary As of September 30, 2024 10679 Lancaster Rd. Hebron, OH

31RETURN TO TABLE OF CONTENTS Appendix

Company Profile and Research Coverage

The Company:

SVC is a REIT that owns hotels and service-focused retail net lease properties throughout the United States and in Puerto Rico and Canada. SVC is included in 139 market indices and comprises more than 1% of the following indices as of September 30, 2024: Bloomberg Reit Hotels Index (BBREHOTL).

Management:

SVC is managed by The RMR Group (Nasdaq: RMR). RMR is an alternative asset management company that is focused on commercial real estate and related businesses. As of September 30, 2024, RMR had nearly $41 billion of real estate assets under management and the combined RMR managed companies had more than $5 billion of annual revenues, over 2,000 properties and over 18,000 employees. SVC believes that being managed by RMR is a competitive advantage for SVC because of RMR's depth of management and experience in the real estate industry. SVC also believes RMR provides management services to it at costs that are lower than SVC would have to pay for similar quality services if SVC were self-managed.

Equity Research Coverage

B. Riley Securities, Inc.
Bryan Maher
(646) 885-5423
bmaher@brileyfin.com

HSBC
Meredith Jensen
(212) 525-6858
meredith.jensen@us.hsbc.com

Oppenheimer & Co. Inc.
Tyler Batory
(212) 667-7230
tyler.batory@opco.com

Wells Fargo Securities
Dori Kesten
(617) 603-4233
dori.kesten@wellsfargo.com

Rating Agencies

Moody's Investors Service
Misbah Seyal
(212) 553-9357
misbah.seyal@moodys.com

S&P Global
Alan Zigman
(416) 507-2556
alan.zigman@spglobal.com

SVC is followed by the analysts and its publicly held debt is rated by the rating agencies listed on this page. Please note that any opinions, estimates or forecasts regarding SVC's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of SVC or its management. SVC does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

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32

33RETURN TO TABLE OF CONTENTS Board of Trustees Laurie B. Burns Robert E. Cramer Donna D. Fraiche Independent Trustee Independent Trustee Lead Independent Trustee John L. Harrington William A. Lamkin John G. Murray Independent Trustee Independent Trustee Managing Trustee Rajan C. Penkar Adam D. Portnoy Independent Trustee Chair of the Board & Managing Trustee Executive Officers Todd W. Hargreaves Brian E. Donley President and Chief Investment Officer Chief Financial Officer and Treasurer Jesse W. Abair Vice President Governance Information Country Inn & Suites San Diego North San Diego, CA

Calculation of FFO, Normalized FFO and CAD

SERVICE PROPERTIES TRUST

(amounts in thousands, except per share data)

		For the Three Months Ended					For the Nine Months Ended	
		9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023	9/30/2024	9/30/2023
Net (loss) income		$ (46,901)	$ (73,850)	$ (78,383)	$ (43,323)	$ (4,128)	$ (199,134)	$ 10,544
Add (Less):	Depreciation and amortization	89,005	95,674	93,107	94,952	94,498	277,786	289,108
	Loss on asset impairment, net [5]	13,692	34,887	2,451	27	512	51,030	9,517
	(Gain) loss on sale of real estate, net [6]	(4,105)	32	2,963	(1,280)	(123)	(1,110)	(41,959)
	Gain on equity securities, net	–	–	–	–	–	–	(48,837)
	Adjustments to reflect SVC's share of FFO attributable to an investee	1,045	1,021	966	940	972	3,032	3,003
FFO		52,736	57,764	21,104	51,316	91,731	131,604	221,376
Add (Less):	Loss on early extinguishment of debt, net [7]	133	16,048	–	1,242	–	16,181	282
	Adjustments to reflect SVC's share of Normalized FFO attributable to an investee	–	(2)	2	1,034	263	–	791
	Transaction related costs [4]	–	–	–	(3,556)	115	–	1,933
Normalized FFO		52,869	73,810	21,106	50,036	92,109	147,785	224,382
Add (Less):	Non-cash revenues	(11,974)	(12,713)	(13,074)	(13,445)	(14,413)	(37,761)	(21,401)
	Non-cash interest expense	8,076	7,466	7,226	7,066	6,608	22,768	18,644
	Non-cash expenses	(298)	(120)	(1,086)	(1,030)	(573)	(1,504)	(1,621)
	SVC's share of Normalized FFO attributable to an investee	(4,008)	1,697	4,370	568	(3,099)	2,059	(1,954)
	Principal amortization	(489)	(490)	(489)	(489)	(489)	(1,468)	(1,142)
	Recurring capital expenditures	(30,434)	(22,000)	(10,521)	(28,792)	(28,666)	(62,955)	(51,157)
CAD		$ 13,742	$ 47,650	$ 7,532	$ 13,914	$ 51,477	$ 68,924	$ 165,751
Weighted average common shares outstanding (basic and diluted)		165,398	165,198	165,158	165,154	165,027	165,252	164,933
Basic and diluted per common share amounts:								
Net (loss) income		$ (0.28)	$ (0.45)	$ (0.48)	$ (0.26)	$ (0.03)	$ (1.21)	$ 0.06
FFO		$ 0.32	$ 0.35	$ 0.13	$ 0.31	$ 0.56	$ 0.80	$ 1.34
Normalized FFO		$ 0.32	$ 0.45	$ 0.13	$ 0.30	$ 0.56	$ 0.89	$ 1.36
CAD		$ 0.08	$ 0.29	$ 0.05	$ 0.08	$ 0.31	$ 0.42	$ 1.00

See accompanying notes on page 38.

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34

Calculation of EBITDA, EBITDA*re* and Adjusted EBITDA*re*

SERVICE PROPERTIES TRUST

(dollars in thousands)

		For the Three Months Ended					For the Nine Months Ended	
		9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023	9/30/2024	9/30/2023
Net (loss) income		$ (46,901)	$ (73,850)	$ (78,383)	$ (43,323)	$ (4,128)	$ (199,134)	$ 10,544
Add (Less):	Interest expense	99,126	93,850	91,414	89,979	82,280	284,390	246,363
	Income tax (benefit) expense	(77)	524	1,007	(723)	(2,242)	1,454	(775)
	Depreciation and amortization	89,005	95,674	93,107	94,952	94,498	277,786	289,108
EBITDA		141,153	116,198	107,145	140,885	170,408	364,496	545,240
Add (Less):	Loss on asset impairment, net [5]	13,692	34,887	2,451	27	512	51,030	9,517
	(Gain) loss on sale of real estate, net [6]	(4,105)	32	2,963	(1,280)	(123)	(1,110)	(41,959)
	Adjustments to reflect SVC's share of EBITDA*re* attributable to an investee	2,900	2,964	2,556	2,315	2,707	8,420	7,596
EBITDA*re*		153,640	154,081	115,115	141,947	173,504	422,836	520,394
Add (Less):	Gain on equity securities, net	–	–	–	–	–	–	(48,837)
	Loss on early extinguishment of debt, net [7]	133	16,048	–	1,242	–	16,181	282
	Adjustments to reflect SVC's share of Adjusted EBITDA*re* attributable to an investee	–	(2)	2	1,034	263	–	791
	Transaction related costs [4]	–	–	–	(3,556)	115	–	1,933
	General and administrative expense paid in common shares	1,219	1,397	431	487	1,446	3,047	2,930
Adjusted EBITDA*re*		$ 154,992	$ 171,524	$ 115,548	$ 141,154	$ 175,328	$ 442,064	$ 477,493

See accompanying notes on page 38.

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35

Calculation and Reconciliation of Hotel EBITDA - Comparable Hotels

SERVICE PROPERTIES TRUST

(dollars in thousands)

	For the Three Months Ended					For the Nine Months Ended	
	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023	9/30/2024	9/30/2023
Number of hotels	213	213	213	213	213	212	212
Room revenues	$ 320,502	$ 329,679	$ 266,656	$ 270,299	$ 322,368	$ 916,837	$ 908,235
Food and beverage revenues	44,943	54,959	46,470	49,706	44,166	146,372	137,385
Other revenues	22,931	23,149	19,681	19,556	23,451	65,761	61,420
Hotel operating revenues - comparable hotels	388,376	407,787	332,807	339,561	389,985	1,128,970	1,107,040
Rooms expenses	105,878	100,540	89,316	90,877	102,636	295,734	287,292
Food and beverage expenses	39,079	41,743	38,403	38,927	36,810	119,225	108,793
Other direct and indirect expenses	139,530	134,480	127,480	121,736	132,406	401,490	377,241
Management fees	14,862	15,428	12,623	12,850	14,959	42,913	42,464
Real estate taxes, insurance and other	27,050	31,327	33,595	30,126	25,529	91,972	79,479
FF&E Reserves	1,713	1,724	1,082	981	1,689	4,519	4,938
Hotel operating expenses - comparable hotels	328,112	325,242	302,499	295,497	314,029	955,853	900,207
Hotel EBITDA	$ 60,264	$ 82,545	$ 30,308	$ 44,064	$ 75,956	$ 173,117	$ 206,833
Hotel EBITDA Margin	15.5 %	20.2 %	9.1 %	13.0 %	19.5 %	15.3 %	18.7 %
Hotel operating revenues (GAAP) [1]	$ 390,935	$ 412,486	$ 336,236	$ 343,385	$ 395,526	$ 1,139,657	$ 1,134,649
Add (Less):							
Hotel operating revenues from non-comparable hotels	(2,559)	(4,699)	(3,429)	(3,824)	(5,541)	(10,687)	(27,609)
Hotel operating revenues - comparable hotels	$ 388,376	$ 407,787	$ 332,807	$ 339,561	$ 389,985	$ 1,128,970	$ 1,107,040
Hotel operating expenses (GAAP) [1]	$ 328,535	$ 328,247	$ 305,086	$ 297,488	$ 317,752	$ 961,868	$ 926,418
Add (Less):							
Hotel operating expenses from non-comparable hotels	(2,757)	(4,828)	(4,812)	(4,243)	(5,973)	(12,397)	(33,012)
Reduction for guaranty fundings and replenishments, net [3]	–	(522)	522	650	(140)	–	–
Management and incentive management fees paid from cash flows in excess of minimum returns and rents	–	–	–	–	80	–	–
FF&E Reserves from managed hotel operations	1,713	1,724	1,082	981	1,689	4,519	4,938
Other [8]	621	621	621	621	621	1,863	1,863
Hotel operating expenses - comparable hotels	$ 328,112	$ 325,242	$ 302,499	$ 295,497	$ 314,029	$ 955,853	$ 900,207

See accompanying notes on page 38.

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36

Calculation and Reconciliation of Hotel EBITDA - All Hotels*

(dollars in thousands)

	For the Three Months Ended					For the Nine Months Ended	
	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023	9/30/2024	9/30/2023
Number of hotels	214	220	220	221	221	214	221
Room revenues	$ 322,803	$ 334,118	$ 269,926	$ 273,869	$ 327,688	$ 926,847	$ 932,439
Food and beverage revenues	44,947	55,136	46,563	49,878	44,279	146,646	139,361
Other revenues	23,185	23,232	19,747	19,638	23,559	66,164	62,849
Hotel operating revenues	390,935	412,486	336,236	343,385	395,526	1,139,657	1,134,649
Rooms expenses	106,835	102,068	90,806	92,477	104,550	299,709	296,785
Food and beverage expenses	39,114	41,945	38,513	39,095	36,997	119,572	111,029
Other direct and indirect expenses	139,075	134,889	127,578	121,289	132,254	401,542	386,816
Management fees	14,392	15,060	12,294	12,583	14,611	41,746	41,609
Real estate taxes, insurance and other	29,740	34,384	37,038	33,315	29,900	101,162	92,042
FF&E Reserves	1,714	1,723	1,092	992	1,719	4,529	5,448
Hotel operating expenses	330,870	330,069	307,321	299,751	320,031	968,260	933,729
Hotel EBITDA	$ 60,065	$ 82,417	$ 28,915	$ 43,634	$ 75,495	$ 171,397	$ 200,920
Hotel EBITDA Margin	15.4 %	20.0 %	8.6 %	12.7 %	19.1 %	15.0 %	17.7 %
Hotel operating expenses (GAAP) [(1)]	$ 328,535	$ 328,247	$ 305,086	$ 297,488	$ 317,752	$ 961,868	$ 926,418
Add (Less):							
Reduction for guaranty fundings and replenishments, net [(3)]	–	(522)	522	650	(140)	–	–
Management and incentive management fees paid from cash flows in excess of minimum returns and rents	–	–	–	–	80	–	–
FF&E Reserves from managed hotel operations	1,714	1,723	1,092	992	1,718	4,529	5,448
Other [(8)]	621	621	621	621	621	1,863	1,863
Hotel operating expenses	$ 330,870	$ 330,069	$ 307,321	$ 299,751	$ 320,031	$ 968,260	$ 933,729

* Results of all hotels as owned during the periods presented, including the results of hotels sold by SVC for the periods owned by SVC.

See accompanying notes on page 38.

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38RETURN TO TABLE OF CONTENTS Notes to Condensed Consolidated Statements of Income (Loss) and Calculations of FFO, Normalized FFO, CAD, EBITDA, EBITDAre, Adjusted EBITDAre and Hotel EBITDA (dollars in thousands) (1) As of September 30, 2024, SVC owned 214 hotels. SVC's condensed consolidated statements of income (loss) include hotel operating revenues and expenses of its managed hotels. (2) SVC increased rental income by $4,030 and $6,548 for the three months ended September 30, 2024 and 2023, respectively, and increased rental income by $14,576 and $6,867 for the nine months ended September 30, 2024 and 2023, respectively, to record scheduled rent changes under certain of its leases on a straight line basis. (3) When managers of SVC's hotels are required to fund the shortfalls of owner's priority return under the terms of the management agreements or their guarantees, SVC reflects such fundings in its condensed consolidated statements of income (loss) as a reduction of hotel operating expenses. When these shortfalls are replenished by cash flows from the applicable hotel operations in excess of the owner's priority return due, SVC reflects such replenishment in its condensed consolidated statements of income (loss) as an increase to hotel operating expenses. There were no adjustments required for the three months ended September 30, 2024 and each of the nine months ended September 30, 2024 and 2023. The net increase to hotel operating expenses was $140 for the three months ended September 30, 2023. (4) Transaction related costs for the three and nine months ended September 30, 2023 of $115 and $1,933, respectively, primarily consisted of costs related to hotel rebranding activity, the demolition of certain vacant properties, and potential acquisitions. (5) SVC recorded a net loss on asset impairment for the three and nine months ended September 30, 2024 of $13,692 and $51,030, respectively, to reduce the carrying value of four hotels and two net lease properties in the three month period, and ten hotels and eight net lease properties in the nine month period, to their estimated fair value or estimated fair value less costs to sell. SVC recorded a net loss on asset impairment for the three and nine months ended September 30, 2023 of $512 and $9,517,respectively, to reduce the carrying value of three net lease properties in the three month period, and 16 net lease properties in the nine month period, to their estimated fair value less costs to sell. (6) SVC recorded a net gain on sale of real estate for the three and nine months ended September 30, 2024 of $4,105 and $1,110, respectively, in connection with the sales of six hotels and four net lease properties in the three month period, and seven hotels and seven net lease properties in the nine month period. SVC recorded a net gain on sale of real estate for the three and nine months ended September 30, 2023 of $123 and $41,959, respectively, in connection with the sales of two net lease properties in the three month period, and 18 hotels and four net lease properties in the nine month period. (7) SVC recorded a net loss on early extinguishment of debt during the three and nine months ended September 30, 2024 of $133 and $16,181, respectively, in connection with a make-whole premium and the write off of unamortized deferred financing costs and discounts relating to the redemption of its $800,000 senior unsecured notes due 2025 and the purchase and satisfaction and discharge pursuant to a cash tender offer of its $350,000 senior unsecured notes due 2025. SVC recorded a loss on early extinguishment of debt during the nine months ended September 30, 2023 of $282 in connection with the write off of unamortized deferred financing costs and unamortized discounts relating to the amendment of its revolving credit facility and the repayment of certain unsecured senior notes. (8) SVC is amortizing a liability it recorded for the fair value of its initial investment in Sonesta as a reduction to hotel operating expenses in the condensed consolidated statements of income (loss). SVC reduced hotel operating expenses by $621 for each of the three months ended September 30, 2024 and 2023, related to this liability, and $1,863 for each of the nine months ended September 30, 2024 and 2023, related to this liability.

39RETURN TO TABLE OF CONTENTS Non-GAAP Financial Measures SVC presents certain “non-GAAP financial measures” within the meaning of the applicable Securities and Exchange Commission, or SEC, rules, including FFO, Normalized FFO, CAD, EBITDA, Hotel EBITDA, EBITDAre and Adjusted EBITDAre. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of SVC's operating performance or as measures of its liquidity. These measures should be considered in conjunction with net income (loss) as presented in SVC's condensed consolidated statements of income (loss). SVC considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). SVC believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of its operating performance between periods and with other REITs and, in the case of Hotel EBITDA, reflecting only those income and expense items that are generated and incurred at the hotel level may help both investors and management to understand the operations of its hotels. FFO and Normalized FFO: SVC calculates funds from operations, or FFO, and normalized funds from operations, or Normalized FFO, as shown on page 34. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income (loss), calculated in accordance with GAAP, excluding any gain or loss on sale of real estate and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization, less any gains on equity securities, as well as adjustments to reflect SVC's share of FFO attributable to an investee and certain other adjustments currently not applicable to SVC. In calculating Normalized FFO, SVC adjusts for the items shown on page 34. FFO and Normalized FFO are among the factors considered by SVC's Board of Trustees when determining the amount of distributions to SVC's shareholders. Other factors include, but are not limited to, requirements to satisfy its REIT distribution requirements, the availability to SVC of debt and equity capital, SVC's distribution rate as a percentage of the trading price of its common shares, or dividend yield, and to the dividend yield of other REITs, SVC's expectation of its future capital requirements and operating performance and its expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than SVC does. Cash Available for Distribution: SVC calculates cash available for distribution, or CAD, as shown on page 34. SVC defines CAD as Normalized FFO minus SVC’s proportionate share of Normalized FFO from its equity method investment, plus operating cash flow distributions from its equity method investment, if any, less recurring real estate related capital expenditures and adjusted for other non-cash and nonrecurring items. CAD is among the factors considered by SVC's Board of Trustees when determining the amount of distributions to SVC's shareholders. Other real estate companies and REITs may calculate CAD differently than SVC does. EBITDA, EBITDAre and Adjusted EBITDAre: SVC calculates earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDAre, and Adjusted EBITDAre as shown on page 35. EBITDAre is calculated on the basis defined by Nareit, which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets, if any, and adjustments to reflect SVC's share of EBITDAre attributable to an investee. In calculating Adjusted EBITDAre, SVC adjusts for the items shown on page 35. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than SVC does. Hotel EBITDA: SVC calculates Hotel EBITDA as hotel operating revenues less hotel operating expenses of all managed and leased hotels, prior to any adjustments required for presentation in its condensed consolidated statements of income (loss) in accordance with GAAP. SVC believes that Hotel EBITDA provides useful information to management and investors as a key measure of the profitability of its hotel operations. Non-GAAP Financial Measures and Certain Definitions

40RETURN TO TABLE OF CONTENTS Non-GAAP Financial Measures and Certain Definitions (Continued) Other Definitions Adjusted Total Assets and Total Unencumbered Assets: Adjusted total assets and total unencumbered assets include the original cost of real estate assets calculated in accordance with GAAP, before impairment write-downs, if any, and exclude depreciation and amortization, accounts receivable and intangible assets. Annualized Dividend Yield: Annualized dividend yield is the annualized dividend paid during the period divided by the closing price of SVC's common shares at the end of the period. Annualized Minimum Rent: Generally, SVC's lease agreements with its net lease tenants require payment of minimum rent to SVC. Certain of these minimum rent payment amounts are secured by full or limited guarantees. Annualized minimum rent represents cash amounts and excludes adjustments, if any, necessary to record scheduled rent changes on a straight line basis or any expense reimbursements. Annualized minimum rent for TA excludes the impact of rents prepaid by TA. Average Daily Rate: ADR represents rooms revenue divided by the total number of room nights sold in a given period. ADR provides useful insight on pricing at SVC's hotels and is a measure widely used in the hotel industry. Chain Scale: As characterized by STR Global Limited, a data benchmark and analytics provider for the lodging industry. Comparable Hotels Data: SVC presents RevPAR, ADR and occupancy for the periods presented on a comparable basis to facilitate comparisons between periods. SVC defines comparable hotels as those that it owned on September 30, 2024 and were open and operating for the entirety of the periods being compared. For each of the three months ended September 30, 2024 and 2023, SVC's comparable results exclude one hotel that was not owned for the entirety of the periods being compared. For each of the nine months ended September 30, 2024 and 2023, SVC's comparable results exclude two hotels. One of the hotels was not owned for the entirety of the periods presented and the other suspended operations during part of the periods presented. Consolidated Income Available for Debt Service: Consolidated income available for debt service, as defined in SVC's debt agreements, is earnings from operations excluding interest expense, gains on equity securities, depreciation and amortization, loss on asset impairment, unrealized appreciation on assets held for sale, gains and losses on early extinguishment of debt, gains and losses on sales of property and amortization of deferred charges. Debt: Debt amounts reflect the principal balance as of the date reported. Net debt means total debt less unrestricted cash and cash equivalents as of the date reported. Earnings and Adjustments Attributable to an Investee: Represents SVC's proportionate share from its equity investment in Sonesta Holdco Corporation and its subsidiaries, or Sonesta. Exit Hotels: Exit Hotels represent 130 hotels (114 focused service hotels announced to be sold in October 2024 and 16 hotels previously announced to be sold) managed by Sonesta that SVC plans to sell and include 93 extended stay hotels and 37 select service hotels. FF&E Reserves: FF&E Reserves, or FF&E Reserves from managed hotel operations, represent various percentages of total sales at certain of SVC's hotels that are escrowed as reserves for future renovations or refurbishments, or FF&E Reserve escrows. SVC owns all the FF&E Reserve escrows for its hotels. FF&E Reserve Deposits Not Funded by Hotel Operations: The operating agreements for SVC's hotels generally provide that, if necessary, SVC will provide FF&E funding in excess of escrowed reserves. To the extent SVC makes such fundings, its contractual owner's priority returns or rents generally increase by a percentage of the amounts it funds. Gain on Equity Securities, Net: Gain on equity securities, net represents the adjustment required to adjust the carrying value of SVC's former investment in shares of TA common stock to its fair value. General and Administrative Expense Paid in Common Shares: Amounts represent the equity compensation for SVC’s Trustees, officers and certain other officers and employees of RMR. Gross Book Value of Real Estate Assets: Gross book value of real estate assets is real estate properties at cost plus acquisition related costs, if any, before purchase price allocations, less impairment write-downs, if any. Hotel Capital Improvements and FF&E Reserve Fundings: Generally include the replacement of obsolete building components and expenditures that extend the useful life of existing assets or replacement of furniture, fixtures and equipment (FF&E). Hotel EBITDA Margin: Hotel EBITDA as a percentage of hotel operating revenues.

41RETURN TO TABLE OF CONTENTS Non-GAAP Financial Measures and Certain Definitions (Continued) Hotel Renovations, Redevelopment and Other Activities: Hotel Renovations, Redevelopment and Other Activities generally include comprehensive hotel renovation projects, brand standard updates, projects that reposition a property or result in new sources of revenue and other non-recurring capital expenditures. Investment: SVC defines hotel investment as historical cost of its properties plus capital improvements funded by it less impairment write-downs, if any, and excludes capital improvements made from FF&E Reserves funded from hotel operations that do not result in increases in owner’s priority return or rents. SVC defines net lease investment as historical cost of its properties plus capital improvements funded by SVC less impairment write-downs, if any. Lease Related Costs: Generally include capital expenditures used to improve tenants' space or amounts paid directly to tenants to improve their space and leasing related costs, such as brokerage commissions and tenant inducements. Occupancy: Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels, and represents occupied properties as of the end of the period shown for net lease properties. Occupancy is an important measure of the utilization rate and demand of SVC's properties. Non-Cash Expenses: Non-cash expenses represent general and administrative expense paid in common shares and amortization of liabilities relating to SVC’s initial investment in Sonesta and its former investment in The RMR Group, Inc. Non-Cash Interest Expense: Non-cash interest expense represents amortization of debt issuance costs, discounts and premiums. Non-Cash Revenues: Non-cash revenues represent straight-line rent adjustments, lease value amortization, FF&E Reserves, including interest income earned, and the impact of rents prepaid by TA. Owner's Priority Return: Each of its management agreements or leases with hotel operators provides for payment to SVC of an annual owner’s priority return or minimum rent, respectively. Certain of these minimum payment amounts are secured by full or limited guarantees. In addition, certain of its hotel management agreements provide for payment to SVC of additional amounts to the extent of available cash flows as defined in the management agreement. Payments of these additional amounts are not guaranteed. Rent Coverage: SVC defines rent coverage as earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, divided by the annual minimum rent due to SVC weighted by the minimum rent of the property to total minimum rents of the net lease portfolio. Tenants with no minimum rent required under the lease are excluded. EBITDAR amounts used to determine rent coverage are generally for the latest twelve month period, based on the most recent operating information, if any, furnished by the tenant. Operating statements furnished by the tenant often are unaudited and, in certain cases, may not have been prepared in accordance with GAAP and are not independently verified by SVC. In instances where SVC does not have tenant financial information, it calculates an implied coverage ratio for the period based on other tenants with available financial statements operating the same brand or within the same industry. As a result, SVC believes using this implied coverage metric provides a more reasonable estimated representation of recent operating results and the financial condition for those tenants. Retained Hotels: Retained Hotels represent 59 hotels managed by Sonesta that SVC will continue to own after the Exit Hotels are sold and include 39 full service hotels, 14 extended stay hotels and six select service hotels. Revenue per Available Room: RevPAR represents rooms revenue divided by the total number of room nights available to guests for a given period. RevPAR is an industry metric correlated to occupancy and ADR and helps measure revenue performance over comparable periods. Rolling four quarter CAD: Represents CAD for the preceding twelve month period as of the respective quarter end date. SOFR: SOFR is the secured overnight financing rate. Total Gross Assets: Total gross assets is total assets plus accumulated depreciation.

42RETURN TO TABLE OF CONTENTS This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward-looking statements include, among others, statements about: stable cash flows from the net lease portfolio; the dividend reduction; the planned sale of hotels unlocking considerable liquidity and enhancing SVC’s flexibility to reduce leverage; implementing strategic capital investments; improving performance and driving long-term value for SVC shareholders; and the amount and timing of future distributions. Forward-looking statements reflect management's current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause SVC's actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward-looking statements. Some of the risks, uncertainties and other factors that may cause SVC's actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: the ability of Sonesta to successfully operate the hotels it manages for SVC; SVC's ability and the ability of SVC's managers and tenants to operate under unfavorable market and commercial real estate industry conditions due to, among other things, high interest rates, prolonged high inflation, labor market challenges, supply chain disruptions, volatility in the public equity and debt markets, pandemics, geopolitical instability and tensions, economic downturns or a possible recession or changes in real estate utilization; if and when business transient hotel business will return to historical levels and whether any improved hotel industry conditions will continue, increase or be sustained; whether and the extent to which SVC's managers and tenants will pay the contractual amounts of returns, rents or other obligations due to SVC; competition within the commercial real estate, hotel, transportation and travel center and other industries in which SVC's managers and tenants operate, particularly in those markets in which SVC's properties are located; SVC's ability to sell properties at prices it targets; SVC's ability to repay or refinance its debts as they mature or otherwise become due; SVC's ability to maintain sufficient liquidity, including the availability of borrowings under its revolving credit facility; SVC's ability to pay interest on and principal of its debt; SVC's ability to make cost-effective improvements to SVC's properties that enhance their appeal to hotel guests and net lease tenants; SVC's ability to pay distributions to its shareholders and to increase or sustain the amount of such distributions; SVC's ability to acquire properties that realize its targeted returns; SVC's ability to raise or appropriately balance the use of debt or equity capital; potential defaults under SVC's management agreements and leases by its managers and tenants; SVC's ability to increase hotel room rates and rents at its net leased properties as SVC's leases expire in excess of its operating expenses and to grow its business; SVC's ability to increase and maintain hotel room and net lease property occupancy at its properties; SVC’s ability to engage and retain qualified managers and tenants for its hotels and net lease properties on satisfactory terms; SVC's ability to diversify its sources of rents and returns that improve the security of its cash flows; SVC's credit ratings; the ability of SVC's manager, The RMR Group LLC, or RMR, to successfully manage SVC; actual and potential conflicts of interest with SVC's related parties, including its Managing Trustees, Sonesta, RMR and others affiliated with them; SVC's ability to realize benefits from the scale, geographic diversity, strategic locations and variety of service levels of its hotels; limitations imposed by, and SVC's ability to satisfy, complex rules to maintain its qualification for taxation as a REIT for U.S. federal income tax purposes; compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters; acts of terrorism, outbreaks of pandemics or other public health safety events or conditions, war or other hostilities, global climate change or other man-made or natural disasters beyond its control; and other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in SVC's periodic filings. The information contained in SVC's filings with the SEC, including under the caption "Risk Factors" in SVC's periodic reports, or incorporated therein, identifies important factors that could cause differences from SVC's forward-looking statements in this presentation. SVC's filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon SVC's forward-looking statements. Except as required by law, SVC does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise. Warning Concerning Forward-Looking Statements